EXHIBIT 10.2

PURCHASE AGREEMENT

BY AND BETWEEN

OUTBACK STEAKHOUSE, INC.,

OS PRIME, INC.,

FPSH LIMITED PARTNERSHIP,

AND

PAUL M. FLEMING

DATED AS OF

SEPTEMBER 1, 2004

PURCHASE AGREEMENT

TABLE OF CONTENTS

1.	PURCHASE OF THE LLC INTERESTS		1
	1.1	Purchase and Sale…………………………………………………………………….	1
	1.2	Purchase Price…………………………………………………………………….….	1
	1.3	Closing …………………………………………………………………….….….….	2
	1.4	Closing of Transfer Books………………………………………………………….….	2
	1.5	Effective Date; Allocation of Profits, Losses and Other Items…………………….….	2
	1.6	Purchase and Sales as Option Exercise………………………………………………	2

2.	LIABILITIES OF SELLER AND PRINCIPAL		3
	2.1	Liabilities Defined……………………………………………………………………	3
	2.2	No Liabilities of Seller or Principal Assumed………………………………………	3

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL		3
	3.1	Organization of Seller……………………………………………………………….	3
	3.2	Authority………………………………………………………………………….….	3
	3.3	No Violation………………………………………………………………………….	3
	3.4	Knowledge of Liabilities…………………………………………………………….	4
	3.5	Ownership of LLC Interests………………………………………………………….	4
	3.6	No Brokers or Finders………………………………………………………………….	4

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER AND OSI		4
	4.1	Organization……………………………………………………………………….….	4
	4.2	Authority………………………………………………………………………….….	4
	4.3	No Brokers or Finders……………………………………………………………….	5
	4.4	Disclosure…………………………………………………………………………..….	5
	4.5	Compliance with Other Instruments………………………………………………….	5
	4.6	Funding for Purchase Price……………………………………………………….….	5

5.	COVENANTS OF THE PARTIES		5
	5.1	Consents…………………………………………………………….………………….	5
	5.2	Fulfillment of Conditions…………………………………………………………..….	5
	5.3	Disclosure…………………………………………………….…………………….….	5
	5.4	Further Assurances…………………………………………………………………….	5

6.	CONDITIONS PRECEDENT TO BUYER’S AND OSI’S OBLIGATIONS		6
	6.1	Representations and Warranties True on the Closing Date……………………….….	6
	6.2	Compliance With Agreement…………………………………………………….….	6
	6.3	Absence of Litigation…………………………………………………………….….	6
	6.4	Simultaneous Closing…………………………………………………………….….	6
	6.5	Delivery of Closing Documents………………………………………………….….	6

7.	CONDITIONS PRECEDENT TO SELLER’S AND PRINCIPAL’S OBLIGATIONS		6
	7.1	Representations and Warranties True on the Closing Date………………………..	6
	7.2	Compliance With Agreement………………………………………………………	6
	7.3	Absence of Litigation………………………………………………………………	6
	7.4	Delivery of Closing Documents……………………………………………………	6

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8.	INDEMNIFICATION		6
	8.1	By the Seller and Principal…………………………………………………………	6
	8.2	By Buyer and OSI………………………………………………………………….	7
	8.3	Indemnification of Third‑Party Claims……………………………………………..	7
	8.4	Payment………………………………………………………………………………	8
	8.5	Survival of Indemnification………………………………………………………….	8
	8.6	Contributions; Limitation on Indemnification……………………………………….	8

9.	CLOSING DOCUMENTS AND DELIVERIES		9
	9.1	Documents to be Delivered by the Seller and the Principal………………………….	9
	9.2	Documents to be Delivered by Buyer and OSI………………………………………	9

10.	TERMINATION		9
	10.1	Right of Mutual Termination………………………………………………………	9
	10.2	Termination for Breach…………………………………………………………….	9

11.	MISCELLANEOUS		10
	11.1	Disclosures and Announcements…………………………………………………….	10
	11.2	Assignment; Parties in Interest………………………………………………………	10
	11.3	Governing Law ……………………………………………………………………...	10
	11.4	Consent to Personal Jurisdiction and Venue; Waiver of Jury Trial; Attorney’s Fees…	10
	11.5	Amendment and Modification………………………………………………………	10
	11.6	Notice………………………………………………………………………………..	10
	11.7	Expenses……………………………………………………………………………..	11
	11.8	Cost of Litigation…………………………………………………………………….	11
	11.9	Entire Agreement…………………………………………………………………….	12
	11.10	Counterparts………………………………………………………………………….	12
	11.11	Headings……………………………………………………………………………...	12

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PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT (this “Agreement”) is dated this ____ day of September 2004, and entered into by and among OUTBACK STEAKHOUSE, INC., a Delaware corporation (“OSI”), OS PRIME, INC., a Florida corporation (“Buyer”), FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“FPSH”; FPSH is hereafter sometimes referred to as the “Seller”), and PAUL M. FLEMING (“Fleming”; Fleming is hereafter sometimes referred to as the “Principal”)

RECITALS

A.        Fleming is the manager of PKCR, LLC, an Arizona limited liability company and sole general partner of FPSH.

B.         FPSH is the owner of a thirty-six and seventy-five hundredths of one percent (36.75%) percentage interest in OUTBACK/FLEMING’S, LLC, a Delaware limited liability company (the “LLC”).

C.         OSI is the sole shareholder of Buyer.

D.        Buyer is the owner of a fifty-one percent (51%) member interest in the LLC.

E.         The LLC owns and operates certain Fleming’s Prime Steakhouse and Wine Bar® restaurants.

F.         FPSH desires to sell to Buyer and Buyer desires to purchase from FPSH, a twenty-nine and one quarter percent (29.25%) member interest in the LLC; leaving FPSH with a seven and one half percent (7.5%) member interest in the LLC. The 29.25% interest of FPSH in the LLC proposed to be purchased and sold pursuant to this Agreement is sometimes hereafter collectively referred to as the “LLC Interests”.

            NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration provided herein, the parties hereto hereby agree as follows.

1.         PURCHASE OF THE LLC INTERESTS

            1.1        Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3), Seller shall sell, transfer, convey, assign and deliver to Buyer against payment of the Purchase Price therefor, and Buyer shall purchase and accept all of the LLC Interests, free and clear of any Liens (as defined in Section 3.3).

            1.2        Purchase Price. The purchase price (“Purchase Price”) for the LLC Interests shall be Twenty-Nine Million Two Hundred and Fifty Thousand Dollars ($29,250,000.00). The Purchase Price shall be paid to the Seller at the Closing (as defined in Section 1.3 below) as follows:

                        a.         Eighteen Million Two Hundred Forty Six Thousand Two Hundred Sixty Nine and 25/100 Dollars ($18,246,269.25) shall be paid by wire transfer of immediately available funds to the account designated on Exhibit A attached (the “Cash Payment”); and

                        b.         Eleven Million Three Thousand Seven Hundred Thirty and 75/100 Dollars ($11,003,730.75) shall be paid to OSI on behalf of the Seller and the Principal, in satisfaction of seventy-five percent (75%) of all amounts outstanding under that certain Promissory Note dated as of September 1, 2001, in favor of OSI (the “Note”) in the original principal amount of Fifteen Million Dollars ($15,000,000.00) and any and all related loan and security documents (the “Loan Documents”). OSI and Buyer acknowledge and agree that the payment of such $11,003,703.75 amount will constitute payment in full and satisfaction of all obligations of Seller and the Principal under or with respect to the Note.

            1.3        Closing. The closing of the purchase and sale of the LLC Interests (the “Closing”), shall take place at 10:00 a.m., Tampa time, at the offices of Buyer on September 1, 2004, or on such date and at such other time and place as is agreed upon by the parties hereto. The day on which the Closing occurs is herein referred to as the “Closing Date”. If any of the conditions to the obligations of the parties to this Agreement have not been satisfied or waived by the Closing Date after reasonable, diligent, good faith efforts to satisfy such condition(s), then the party to this Agreement that is unable to meet such condition or conditions shall be entitled to postpone the Closing by written notice to the other parties until such condition(s) shall have been satisfied (which such party shall seek in good faith to accomplish at the earliest practicable date) or waived, but the Closing shall occur not later than October 1, 2004, unless further extended by written agreement of the parties hereto.

            1.4        Closing of Transfer Books.  Upon execution of this Agreement and until the earlier of the Closing or the date this Agreement is terminated, the membership transfer books of the LLC shall be closed and no transfer of membership interests of the LLC shall thereafter be made until the Closing.

            1.5        Effective Date; Allocation of Profits, Losses and Other Items.  The parties agree that, provided that the purchase and sale are completed by the close of business on September 7, 2004, the purchase of the LLC Interests shall be deemed effective as of September 1, 2004, and if completed thereafter shall be deemed effective as of the actual date and time completed (such date and time, as applicable, the “Effective Date”).  Up to, but not including the Effective Date, the profits and losses of the LLC shall be allocated among the members of the LLC in accordance with the LLC Operating Agreement. With respect to the period commencing on the Effective Date, no LLC profits or losses relating to the LLC Interests purchased and sold pursuant hereto shall be allocated to the Seller.  The Purchase Price provided for in Section 1 hereof is the total consideration payable to the Seller for the LLC Interests purchased and sold pursuant hereto.  For federal and applicable state income tax purposes, the Purchase Price shall be treated as a payment in exchange for the LLC Interests purchased pursuant hereto. Unless Seller and the Principal consent or the Independent Firm determines otherwise as provided below, none of the assets owned or treated as owned by the LLC for purposes of applying Section 751 of the Internal Revenue Code of 1986, as amended, will be treated as assets that are of a type that would give rise to ordinary income to the Seller or the Principal under Section 751 of the Code ("Section 751 Assets"), and the parties will take such position in any tax returns that they file and in the tax returns of, including or relating to the LLC.  If the parties disagree as to whether the LLC owns or is treated as owning Section 751 Assets, then the issue shall be resolved by a firm of independent certified public accountants mutually acceptable to all parties (the "Independent Firm"), the cost of which will be borne by Buyer.  The decision of the Independent Firm, if any, shall be rendered prior to the time Buyer, the LLC, OSI or any affiliate thereof files any tax return in which it would take the position that the LLC owns or is treated as owning Section 751 Assets, and shall be final and binding on all parties, absent manifest error.

            1.6        Purchase and Sale as Option Exercise.  The parties hereto acknowledge and agree that pursuant to Section 7.11 of the Operating Agreement of the LLC, Buyer has a purchase option (the "Purchase Option") with respect to the LLC Interests proposed to be purchased and sold hereunder.  The parties further acknowledge and agree that the intent of this Agreement is to accomplish such purchase and sale as an exercise of the Purchase Option (notwithstanding any specific valuation or transfer procedures provided in the Operating Agreement), and that upon the purchase and sale contemplated hereby, the Purchase Option shall be deemed exercised and full and there shall be no further purchase rights of any kind in favor of Buyer or OSI pursuant to Section 7.11.

2.         LIABILITIES OF THE SELLER AND THE PRINCIPAL

            2.1        Liabilities Defined. As used in this Agreement, the term “Liability” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss with respect to the LLC or the LLC interests, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

            2.2        No Liabilities of Seller or Principal Assumed. Buyer is not assuming any Liabilities of the Seller or the Principal whatsoever and all such Liabilities shall be and remain the responsibility of Seller and the Principal; provided, however, in the event the Principal was or in the future otherwise would be required to provide any guaranty of any debt, liability or obligation of the LLC pursuant to Section 3.5 or Section 3.6 of the Operating Agreement of the LLC, OSI covenants and agrees to guaranty up to a total maximum guaranty of ninety percent (90%) of such debt, liability or obligation of the LLC, such that in no event shall the Principal be required to guaranty a greater percentage of any debt, liability or obligation of the LLC pursuant to Section 3.5 or 3.6 than the total percentage membership interest in the LLC owned by the Seller, Principal and any affiliates of the Seller or Principal.

3.         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL

            The Seller and Principal, jointly and severally, hereby represent and warrant to Buyer that each of the following is true and correct in all material respects as of the date of this Agreement, except to the extent identified in disclosure schedules attached to or accompanying this Agreement (the “Disclosure Schedules”):

            3.1        Organization of Seller. FPSH is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Arizona.

            3.2        Authority. The Seller and the Principal have the power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller or the Principal pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been, or shall be on the Closing Date, duly authorized by all necessary limited liability company and partnership action, as applicable, on the part of the Seller. The execution, delivery and performance by Seller of this Agreement and all other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the general partner of FPSH, and on or before the Closing Date, shall have been duly authorized and approved by the partners of FPSH as required by the laws of the State of Arizona, and the Seller’s governance documents. No other or further corporate or partnership act or proceeding on the part of the Seller, its members or partners, as the case may be, is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

            3.3        No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Seller and Principal pursuant hereto, nor the consummation by the Seller of the transactions contemplated hereby and thereby (a) will violate any applicable statute, ordinance, rule or regulation (collectively “Laws”) or any applicable order, writ, injunction, judgment, plan or decree (collectively “Orders”), (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentally or other body, whether federal, state, municipal, foreign country or other (collectively “Government Entities”), (c) will require the Seller or the Principal to obtain the consent or approval of any third party that will not be obtained or waived on or prior to the Closing Date, or (d) could reasonably result in the creation of any mortgage, lien (statutory or otherwise), security interest, claim, pledge, licenses, equities, option, conditional sales contract, assessment, levy, covenant, charge or encumbrance of any nature whatsoever, perfected or unperfected (collectively “Liens”) upon any of the assets of the LLC or the LLC Interests.

            3.4        Knowledge of Liabilities. The Seller has no knowledge of any reasonable basis for the assertion against the Seller or the LLC of any Liability that reasonably would result in any Lien on the LLC Interests.

            3.5        Ownership of LLC Interests.

                        3.5(a)   Ownership. The Seller and the Principal are the beneficial owners of the LLC Interests. Except for the Principal’s spouse, who has acknowledged in writing her consent and agreement to the purchase and sale of the LLC Interests purchased and sold pursuant hereto, no person or entity other than the Principal, his spouse and the Seller has any right, title or interest in or to the LLC Interests.

                        3.5(b)   Title to LLC Interests. Seller has, and will have on the Closing Date, good and valid title to the LLC Interests, free and clear of all Liens. The LLC Interests are not subject to any restrictions with respect to the transferability thereof, except those restrictions contained in the LLC Operating Agreement. Subject to the consent of OSI, which is given hereunder, Seller has complete and unrestricted power and right to sell, assign, convey and deliver the LLC Interests to Buyer as contemplated hereby. On the Closing Date, assuming that Buyer performs its obligations hereunder (including the payment in full of the Purchase Price of the LLC Interests pursuant to Section 1.2), Buyer will receive good and valid title to all the LLC Interests, free and clear of all Liens other than those created or permitted by Buyer.

            3.6        No Brokers or Finders. None of Principal, Seller, nor any of Seller’s partners, managers, officers, employees, members or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

4.         REPRESENTATIONS AND WARRANTIES OF BUYER AND OSI

            Buyer and OSI jointly and severally represent and warrant to the Seller and the Principal that each of the following is true and correct in all material respects as of the date of this Agreement, except to the extent identified in Disclosure Schedules attached to or accompanying this Agreement

            4.1        Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            4.2        Authority. Buyer and OSI have the corporate power and authority to execute, deliver and perform their respective obligations under this Agreement.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer and OSI pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action with respect to Buyer, OSI and their respective shareholders. The execution, delivery and performance by Buyer and OSI of this Agreement and all other documents executed or to be executed by such parties in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the board of directors and the shareholders of Buyer and OSI as required by the laws of the States of Florida and Delaware, respectively, and Buyer’s and OSI’s corporate governance documents.  No other or further corporate or shareholder act or proceeding on the part of Buyer or OSI is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer or OSI pursuant hereto or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer or OSI pursuant hereto will constitute, valid and binding agreements of Buyer and OSI, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

            4.3        No Brokers or Finders. Neither Buyer nor OSI, nor any of their directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

            4.4        Disclosure. No representation or warranty by Buyer or OSI in this Agreement, nor any certificate, schedule, document or exhibit attached hereto or to be furnished at the Closing by or on behalf of Buyer or OSI pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain (when considered in light of the entirety of all information provided by the Buyer and OSI to the Seller and Principal) any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

            4.5        Compliance with Other Instruments. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Buyer or OSI, pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby (a) will violate any Laws or Orders, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entities, or (c) will violate or conflict with, or constitute a default or breach (or an event which, with notice or lapse of time, or both, would constitute a default or breach) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 3.3) upon any of the assets of Buyer or OSI under any term or provision of the articles of incorporation, by-laws, or other governing document of Buyer or OSI or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer or OSI is a party or by which Buyer or OSI or any of their assets or properties may be bound or affected.

            4.6        Funding for Purchase Price. Buyer and OSI have all cash necessary to fund the Purchase Price in full.  The payment of the Purchase Price shall not render either Buyer or OSI insolvent or give rise to any right of any party to challenge or seek to reverse such payment.

5.         CONVENANTS OF THE PARTIES

            5.1        Consents. Each party hereto will use commercially reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated hereby prior to the Closing Date.

            5.2        Fulfillment of Conditions. Each party hereto shall use commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to such party’s obligations to consummate the transactions contemplated in this Agreement; provided, however, that such obligation shall not affect any party’s discretion to give or withhold a waiver of any unsatisfied condition in such party’s sole discretion.

            5.3        Disclosure. Through the Closing Date, each party hereto shall have a continuing obligation to promptly notify each other party hereto in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

            5.4        Further Assurances. After the Closing, each party hereto shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed necessary or advisable by any other party in order to consummate the transactions contemplated by this Agreement.

6.         CONDITIONS PRECEDENT TO BUYER’S AND OSI’S OBLIGATIONS

            Each and every obligation of Buyer and OSI to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of each of the following conditions:

            6.1        Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Seller and Principal in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, certificate or document delivered at the Closing by the Seller and Principal pursuant to this Agreement, shall be true and correct in all material respects as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

            6.2        Compliance With Agreement. Seller and Principal shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement that are to be performed or complied with by Seller or Principal, as applicable prior to or on the Closing Date.

            6.3        Absence of Litigation. No action, suit or other legal, regulatory, court or administrative proceeding (“Litigation”) shall have been commenced or threatened in writing, and no material investigation by any Government Entity shall have been commenced, which reasonably could result in the prohibition of the transactions contemplated hereby.

     6.4   Simultaneous Closing. The Buyer shall have received the Purchase Agreement by and between Outback Steakhouse, Inc., OS Prime, Inc., AWA III Steakhouses, Inc. and A. William Allen, III, dated as of September 1, 2004, and all related documents, executed by A. William Allen, III and AWA III Steakhouses, Inc.

            6.5        Delivery of Closing Documents. The Seller and the Principal shall have delivered the closing documents specified in Section 9.1.

7.         CONDITIONS PRECEDENT TO SELLER’S AND PRINCIPAL’S OBLIGATIONS

            Each and every obligation of the Seller and the Principal to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions:

            7.1        Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer and OSI in this Agreement shall be true and correct in all material respects as of the Closing Date.

            7.2        Compliance With Agreement. Buyer and OSI shall have in all material respects performed and complied with all of the agreements and obligations under this Agreement which are to be performed or complied with by Buyer or OSI prior to or on the Closing Date.

            7.3        Absence of Litigation. No Litigation shall have been commenced or threatened, and no material investigation by any Government Entity shall have been commenced, which reasonably could result in the prohibition of the transactions contemplated hereby.

            7.4        Delivery of Closing Documents. Buyer and OSI shall have delivered the closing documents and other closing deliveries specified in Section 9.2.

8.         INDEMNIFICATION

            8.1        By the Seller and the Principal. Subject to the terms and conditions of thisSection 8, Seller and the Principal, jointly and severally, hereby agree to indemnify, defend and hold harmless Buyer and the LLC and their respective affiliates, shareholders, officers, directors, members, and managers  (hereinafter “Buyer’s

Indemnitees”), from and against all Claims actually asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the LLC Interests transferred to Buyer pursuant to this Agreement, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of the Seller or the Principal contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); or (b) the breach of any covenant of the Seller or the Principal contained in this Agreement (regardless of whether such breach is deemed “material”), in each case, only where the Buyer’s Indemnitees suffer or incur actual losses, damages, or out of pocket costs and expenses.  As used in this Section 8, the term “Claim” shall include (i) all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys’ fees and expenses); and (ii) all demands, claims, suits, actions, costs of investigation, costs of defense, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

            8.2        By Buyer and OSI. Subject to the terms and conditions of this Section 8, Buyer and OSI, jointly and severally, hereby agree to indemnify, defend and hold harmless the Principal and the Seller and their respective affiliates, members and partners (hereinafter “Seller’s Indemnitees”) from and against all Claims actually asserted against, resulting to, imposed upon or incurred by Seller’s Indemnitees by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer or OSI contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); or (b) the breach of any covenant of Buyer or OSI contained in this Agreement (regardless of whether such breach is deemed “material”).

            8.3        Indemnification of Third‑Party Claims. The obligations and liabilities of any party to indemnify any other party under this Section 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

                        8.3(a)   Notice and Defense. The party or parties to be indemnified (whether one or more, the “Indemnified Party”) will give the party from whom indemnification is sought (the “Indemnifying Party”) written notice of any such Claim, and the Indemnifying Party shall have the right to undertake the defense of such Claim, at the expense of the Indemnifying Party, by representatives and counsel approved by the Indemnified Party, which approval shall not be unreasonably conditioned delayed or withheld.  Failure to give such notice shall not affect the Indemnifying Party’s duty or obligations under this Section 8, except to the extent the Indemnifying Party is materially prejudiced thereby.

                        8.3(b)  Cooperation. Each party shall make available to the other party involved in the Claim all records and other materials required by them and in the possession or under the control of such party, for the use of the other party in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

                        8.3(c)   Right to Settle The Indemnifying Party shall have the right to undertake the defense, compromise or settlement of any Claim asserted by a third party or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, subject to the Indemnified Party’s reasonable approval, which approval shall not be unreasonably delayed or withheld.

                        8.3(d)   Indemnified Party’s Rights. Anything in thisSection 8 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to participate at its own cost and expense in the defense, compromise and settlement of such Claim; (ii) if the Indemnifying Party fails to assume the defense of a Claim, the Indemnified Party shall have the right to defend, compromise and settle such Claim; (iii) if the nature of the Claim is such that the Indemnified Party reasonably believes that there exists a material conflict of interests between the Indemnified Party's interests and the Indemnifying Party's interests, the Indemnified Party shall be entitled to assume the defense, compromise and settlement of the Claim and retain independent legal counsel of its own choosing, the fees, costs and expenses of which shall be reimbursed by the Indemnifying Party to the extent such amounts constitute or relate to a Claim for which indemnification is available under this Section 8; and (iv) the Indemnifying Party shall not in any case, without the written consent of the Indemnified Party, which approval shall not be unreasonably conditioned, delayed or withheld, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

            8.4        Payment. The Indemnifying Party shall promptly pay to or on behalf of the Indemnified Party any amount due under this Section 8, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set‑off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Section 8 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set‑off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set‑off, on those three maturities of United States Treasury obligations having a remaining life, as of such date, closest to the period from the date of the set‑off to the date of such judgment.  Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

            8.5        Survival of Indemnification. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder. The indemnification obligations of the parties contained in this Section 8 shall survive the date of this Agreement and the Closing Date for all Claims brought or demands for indemnification made prior to the expiration of six (6) months from the Closing Date.

            8.6        Contribution; Limitation on Indemnification.

            (a)        If the indemnification provided for in this Section 8 is deemed illegal, unavailable or unenforceable by virtue of applicable law or for reasons of public policy, each Indemnifying Party shall in lieu thereof contribute to the amount payable to or on behalf of the Indemnified Party an amount with respect to the Claim(s) for which indemnification is sought an amount that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations.  The relative fault of such parties shall be determined with reference to, among other things, the facts and circumstances surrounding any breach or violation or other event giving rise to the Claim.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.6(a) were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to in this Section.

            (b)        In no event shall the aggregate amount of indemnification or contribution obligations of the Seller and the Principal pursuant to this Section 8 exceed the dollar amount of the Purchase Price.

9.         CLOSING DOCUMENTS AND DELIVERIES

            9.1        Documents to be Delivered by the Seller and the Principal. On the Closing Date, the Seller and the Principal shall deliver to Buyer and OSI the following documents, in each case duly executed or otherwise in proper form:

                        9.1(a)   Assignment of Membership Interests. Assignment of Membership Interests in the form attached hereto as Schedule 9.1(a), and such other reasonable and customary instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the reasonable opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the LLC Interests as contemplated hereby.

                        9.1(b)   Compliance Certificate. A certificate signed by the Seller and the Principal in the form attached hereto as Exhibit B.

            9.2        Documents and Deliveries to be Delivered by Buyer and OSI. At the Closing, Buyer and OSI shall deliver to the Seller the following documents and deliveries, in each case duly executed or otherwise in proper form:

                        9.2(a)   Compliance Certificate. A certificate signed by an officer of each of Buyer and OSI, that the representations and warranties made by Buyer OSI as applicable in this Agreement are true and correct on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Seller), and that Buyer has performed and complied with all of its respective obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                        9.2(b)   Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                        9.2(c)   Purchase Price.  The Cash Payment portion of the Purchase Price by wire transfer of immediately available funds to the account designated by the Seller on Exhibit A attached and the original Note and any other Loan Documents constituting negotiable instruments or securities marked “paid in full”.

10.       TERMINATION

            10.1      Right of Mutual Termination. This Agreement may be terminated without further liability of either party at any time prior to the Closing by mutual written agreement of Buyer and the Seller.

            10.2      Termination for Breach.

                        10.2(a)  Termination by Buyer. This Agreement may be terminated by Buyer if (i) there has been a material violation or breach by any of the Seller or Principal of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived.

                        10.2(b)  Termination by the Seller. The Seller may terminate this Agreement if (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Seller, or (ii) there has been a failure of satisfaction of a condition to the obligations of the Seller which has not been so waived.

                        10.2(c)  Effect of Termination. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto at law or in equity for any damages, losses or costs caused by any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof.

11.       MISCELLANEOUS

            11.1      Disclosures and Announcements. Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by the Buyer or Seller shall be subject to the approval of the other in all essential respects, except that such other party’s approval shall not be required as to any purely factual information which a party may be required to file with the Securities and Exchange Commission, NYSE or as otherwise required by law.

            11.2      Assignment; Parties in Interest.

                        11.2(a)  Assignment. The rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

                        11.2(b)  Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

            11.3      Governing Law.The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

            11.4      Consent to Personal Jurisdiction and Venue; Waiver of Jury Trial; Attorney’s Fees.Seller, Principal, Buyer and OSI hereby consent to personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Seller, Principal, Buyer and OSI hereby agree that any action brought by such person or entity, alone or in combination with others, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Seller, Principal, Buyer and OSI hereby agree that any controversy that may arise of this Agreement would involve complicated and difficult factual and legal issues and that, as a result, any action shall be determined by a judge and not a jury. In the event of any legal proceeding arising, directly or indirectly, from this Agreement, the prevailing party in such legal proceedings shall be entitled to attorney’s fees and costs from the non-prevailing party.

            11.5      Amendment and Modification. Any amendment or modification of or supplement to this Agreement may only be effected in a written instrument executed by all parties hereto.

            11.6      Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or (b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                        (a)        If to Buyer, to:

                                    OUTBACK STEAKHOUSE, INC.
                                    2202 North West Shore Boulevard, Suite 500
                                    Tampa, Florida  33607
                                    Attention:  Robert S. Merritt, Senior Vice President

                                    (with a copy to)
                                    Joseph J. Kadow, Vice President and General Counsel
                                    Outback Steakhouse, Inc.
                                    2202 North West Shore Boulevard, Suite 500
                                    Tampa, Florida  33607

or to such other person or address as Buyer shall furnish to the Seller in writing.

                        (b)        If to Seller or Principal to:

                                    FPSH LIMITED PARTNERSHIP
                                    c/o PKCR, LLC
                                    15974 N. 77th Street, Suite 102
                                    Scottsdale, AZ 85260-1222
                                    Attn: Paul M. Fleming, Manager

                                    with a copy (which shall not constitute notice) to:

                                    Gibson, Dunn & Crutcher, LLP
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071-3197
                                    Attention:  John L. Filippone

or to such other person or address as Seller or the Principal shall furnish to Buyer in writing.

            If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section. Notices sent by facsimile or other electronic means shall not constitute notice under this Agreement.

            11.7      Expenses. Regardless of whether or not the transactions contemplated hereby are consummated each of the parties shall bear its own expenses and the expenses of its counsel, accountants, and other agents in connection with the transactions contemplated hereby.

            11.8      Costs of Litigation. The parties agree that in any action brought with respect to or to enforce any right or remedy under this Agreement, the judge presiding over the dispute shall have the right to award to any party or parties, all reasonable costs and expenses of any nature whatsoever incurred by such party or parties in connection with such action, including without limitation reasonable attorneys’ fees and prejudgment interest.

            11.9      Entire Agreement. This instrument and the agreements referred to herein embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Except for the provisions of Section 7.11 of the LLC Operating Agreement, which shall be deemed terminated and of no further force or effect automatically upon the Closing, the terms and provisions of the LLC Operating Agreement shall be and are in full force and effect, notwithstanding the execution and delivery hereof or the purchase and sale of the LLC Interests pursuant hereto.

            11.10    Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.11    Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ATTEST:                                                                      “BUYER”

                                                                                    OS PRIME, INC.,
                                                                                    a Florida corporation

______________________________                                    By: __________________________________
Joseph J. Kadow, Secretary                                                             Robert S. Merritt, Senior Vice President

ATTEST:                                                                      “OSI”

                                                                                    OUTBACK STEAKHOUSE, INC.,
                                                                                    a Delaware corporation

______________________________                                    By: __________________________________
Joseph J. Kadow, Secretary                                                             Robert S. Merritt, Senior Vice President

ATTEST:                                                                      “SELLER”

                                                                                    FPSH LIMITED PARTNERSHIP, an Arizona limited
                                                                                    partnership

                                                                                    By:       PKCR, LLC, an Arizona limited liability
                                                                                    company, its sole general partner

                                                                                    By:__________________________________
                                                                                    Paul M. Fleming, Manager

                                                                                    “PRINCIPAL”

                                                                                    _____________________________________
                                                                                    Paul M. Fleming, individually

EXHIBIT A
Wire Transfer Instructions

Bank One, The Private Bank
Address; Phoenix, Arizona
Account number:
ABA No:
Account Registration: FPSH Limited Partnership
15974 N. 77th Street, #102
Scottsdale, AZ 85260

Exhibit A

EXHIBIT B

Compliance Certificate

September 1, 2004

            This Compliance Certificate is being delivered by Paul M. Fleming and FPSH Limited Partnership, an Arizona limited partnership (together with Mr. Fleming, "Sellers"), to OS Prime, Inc. (“Buyer”) and Outback Steakhouse, Inc. (“OSI”) pursuant to Section 9.1(b) of the Purchase Agreement dated as of September 1, 2004 (the “Purchase Agreement”), among Buyer, OSI, FPSH and Fleming.  Capitalized terms used in this Certificate and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      The undersigned hereby certify that as of the date of this Certificate:

                        (a)        each of the representations and warranties made by the Sellers in the Purchase Agreement is true and correct in all material respects on and as of the date of this Certificate (except for any changes permitted by the terms of the Agreement or consented to in writing by Buyer); and

                        (b)        Sellers have performed and complied with all of his obligations under the Purchase Agreement that are to be performed or complied with by the Sellers on or prior to the Closing Date.

      IN WITNESS WHEREOF, the undersigned have signed this Certificate on September __, 2004.

                                                                        _________________________________
                                                                           Paul M. Fleming

                                                                        FPSH LIMITED PARTNERSHIP,
                                                                        an Arizona limited partnership

                                                                                    By:  PKCR, LLC
                                                                                    Its:  Manager

                                                                                    By:
                                                                                     Paul M. Fleming, Manager

Exhibit B

Schedule 9.1(a)

ASSIGNMENT OF MEMBERSHIP INTEREST
in
OUTBACK/FLEMING’S, LLC

            For good and valuable consideration, receipt of which is hereby acknowledged, FPSH LIMITED PARTNERSHIP, an Arizona limited partnership (“Assignor”), being the owner of thirty-six and seventy-five hundredths of one percent (36.75%) of all membership interests in OUTBACK/FLEMING’S, LLC, a Delaware limited liability company (the "LLC"), hereby assigns, conveys and transfers to OS PRIME, INC., a Florida corporation (“Assignee”) all right, title and interest in and to twenty-nine and twenty-five hundredths of one percent (29.25%) of all membership interests in the LLC.

            IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment effectiveSeptember 1, 2004.

                                                      “ASSIGNOR”

                                                      FPSH LIMITED PARTNERSHIP, an Arizona limited
                                                      partnership

                                                      By:       PKCR, LLC, an Arizona limited liability
                                                      company, its sole general partner

                                                      By:_____________________________
                                                                                                Paul M. Fleming, Manager

STATE OF _________________________    )
COUNTY OF _______________________    )

            The foregoing instrument was acknowledged before me this  _____ day of ________________ 2004, by Paul M. Fleming, as Manager of PKCR, LLC, an Arizona limited liability company, the sole general partner of FPSH LIMITED PARTNERSHIP, an Arizona limited partnership. He is personally known to me or has produced ________________ as identification.

                                                      ___________________________________________
                                                      (Notary Signature)

(NOTARY SEAL)                                  __________________________________________
                                                      (Notary Name Printed)

Commission No. ________________                           NOTARY PUBLIC
Commission Expires: ____________

                        The undersigned Assignee accepts the foregoing Assignment.

                                          “ASSIGNEE”

                                          OS PRIME, INC., a Florida corporation

                                                      By: ________________________________________
                                                      Joseph J. Kadow, Vice President

Schedule 9.1(a)